          As filed with the Securities & Exchange Commission on April 16, 1998
                                                     Registration No. 33-_____

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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  ----------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933

                                  ----------

                              HF FINANCIAL CORP.
              (Exact name of issuer as specified in its charter)


               Delaware                                46-0418532
     (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                  ----------

                            225 SOUTH MAIN AVENUE
                       SIOUX FALLS, SOUTH DAKOTA  57102
                                (605) 333-7556
        (Address and telephone number of principal executive offices)

                                  ----------

                     1991 STOCK OPTION AND INCENTIVE PLAN
                           (Full title of the Plan)

                   Curtis L. Hage, Chief Executive Officer
                            225 South Main Avenue
                       Sioux Falls, South Dakota  57102
                   (Name and address of agent for service)

                               (605) 333-7556
        (Telephone number, including area code, of agent for service)

                                  ----------

                          CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
Title of         Amount            Proposed maximum   Proposed maximum     Amount of
securities to    to be             offering price     aggregate offering   registration
be registered    registered (1)    per share (2)      price (2)            fee (2)
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

Common Stock,    250,000               $31.25             $7,812,500          $2,367
$.01 par value


------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares to be offered or sold pursuant to the 1991 Stock Option and Incentive Plan as a result of the operation of provisions of the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C. The price used is the average of the high and low sales prices of the Common Stock on the NASDAQ National Market on April 9, 1998.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). As this Registration Statement relates to the registration of additional securities under a previously filed registration statement on Form S-8, the following document, which has been filed by the Company with the Commission pursuant to the 1934 Act (File No. 0-19772), is incorporated by reference in this registration statement:

     The registration of the Company's Common Stock on Form S-8 (File No. 33-56414).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

                                      EXHIBITS

      5.1   Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

     23.1   Consent of McGladrey & Pullen, LLP

     23.2 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (Exhibit 5.1 to this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on this 15th day of April, 1998.

                                        HF FINANCIAL CORP.


                                        By  /s/ Curtis L. Hage
                                            -----------------------
                                            Curtis L. Hage
                                            Chairman, President and
                                            Chief Executive Officer

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis L. Hage and Donald F. Bertsch, and each or either one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                                Capacity                             Date
        ---------                                --------                             ----
/s/ Curtis L. Hage           Chairman, President and Chief Executive Officer     April 15, 1998
-------------------------
Curtis L. Hage

/s/ Donald F. Bertsch        Chief Financial Officer (Principal Financial and    April 15, 1998
-------------------------    Accounting Officer)
Donald F. Bertsch

/s/ Paul J. Hallem           Director                                            April 15, 1998
-------------------------
Paul J. Hallem

/s/ Robert L. Hanson         Director                                            April 15, 1998
-------------------------
Robert L. Hanson

/s/ Jeffrey G. Parker        Director                                            April 15, 1998
-------------------------
Jeffrey G. Parker

                             Director                                            April 15, 1998
-------------------------
William G. Pederson

/s/ Thomas L. Van Wyhe       Director                                            April 15, 1998
-------------------------
Thomas L. Van Wyhe


                                  INDEX TO EXHIBITS


EXHIBIT                                                                 PAGE
-------                                                                 ----
   5.1    Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.            5

  23.1    Consent of McGladrey & Pullen, LLP                              6

  23.2    Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.            --
          (contained in Exhibit 5.1 to this Registration Statement)


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